Exhibit 23.3

CONSENT OF BEHRE DOLBEAR & COMPANY (USA), INC.

As independent geological consultants, we consent to the use of our report (and to all references to our firm, including being named as experts) in the Annual Report on Form 10-K for the year ended December 31, 2008, and to the incorporation by reference of such report in the Registration Statement on Form S-8 (Registration Nos. 333-156433 of Uranium Resources, Inc.

BEHRE DOLBEAR & COMPANY (USA), INC.